EXHIBIT 10.7

Lease

This Lease is signed on September 27, 2009 by and between the following parties:

Party A: Jianou Lujian Foodstuff Co., Ltd.

Registered business address: Shui Xi Bei Jin Keng, Jianou City

Party B: Fujian United Bamboo Technology Co., Ltd.

Registered business address：××××××

WHEREAS:

1. Party A is an enterprise registered in Jianou City, Fujian Province, and legally exists to date. The number of its business license is 350783100011136.

2. Party B is a Wholly Foreign-owned Enterprise registered in Jianou, and legally exists to date. The number of its business license is ××××××

3. Party A and Party B agree that Party A leases to Party B workshops, a parcel of land and necessary Equipments. The lease is for the purpose of allowing Party B to run its business in China and allowing the shareholders of Party B a profitable investment.

NOW, THEREFORE, through friendly consultation, the parties agree to enter into this Agreement and to be bound with the terms and conditions as follows:

Article 1: Buildings and land

1. Party A agrees to lease a parcel of land of 18521.4㎡ and the buildings thereon located on Shui Xi Bei Jin Keng, Jianou City (See Annex 1 for the list of land and building) to Party B for its use.

2. Party A represents and warrants to Party B that it has the legal ownership to the buildings and land use right. Party A has the right to rent out the Leased Property to Party B and such renting activity will not violate any laws.

3. Party A has already mortgaged the land use right and the buildings to banks. Party A further represents and warrants that the mortgage will not have any substantive affect on such renting activity.

4. The annual rent for the buildings and land use right is RMB five hundred thousand (500,000) Yuan.

5. Party A shall be responsible for handling the registration procedures in connection with the renting of the buildings and land use right.

Article 2：Lease of equipments

1. Party A agrees to lease the principal manufacturing equipments to Party B at Party B’s request to allow Party B’s operation.

2. Party A represents and warrants to Party B that it has the legal ownership to the equipments, which Party A has the right to rent out to Party B. The renting activity will not violate any laws.

3. The annual rent for the equipments is RMB three hundred thousand (300,000) Yuan.

Article 3 Lease of Bamboo Base

1. Party A agree to lease to Party B a 62,290 Chinese Acres moso bamboo forest located in Linkou village and a 41,526 Chinese Acres moso bamboo forest located in Jixi village at Party B’s request.

2. Party A represents and warrants to Party B that it has the legal usage right to the moso bamboo forest, which Party A has the right to rent out to Party B. The renting activity will not violate any laws.

3. The annual rent for the moso bamboo forest is RMB four million five hundred thousand (4,500,000) Yuan.

Article 4 Personnel

1. With respect to employees needed by Party B for its operation and production, Party B shall have the priority to employ Party A’s existing employees.  Party B has the right to decide at its sole discretion to employ all or part of Party A’s employees at any time. Those decided to be employed by Party B, Party A shall convince them to sign labor contracts with Party B and terminate its employment relationship with Party A.

2.  Party A shall promptly provide Party B with the information of its entire work force and personnel, including but not limited to age, gender, specialty, experience and labor contact.

3.  Party B shall be responsible for providing all labor and employee insurances to the workers and employees employed from Party A.

Article 5 Payment of Rent

The rent paid by Party B to Party A in accordance with this Agreement:

1. Shall be deemed as Management Entrustment fee and shall be paid in whole by Party A to Party B in conformance with Management Entrustment Agreement entered into between the Parties. Or;

2. Shall be paid by other method agreed by the Parties.

Article 6 Term of Agreement

1. The term of this Agreement shall commence from the effective date of this Agreement when it is signed or sealed by authorized representatives from both parties and shall be valid until the date on which Party B completes the acquisition of all equity interests or assets of Party A.

2. This Agreement shall not be terminated before Party B completes the acquisition of all equity interests or assets of Party A except for Party B’s written notice of termination in advance.

Article 7 Representations and Warranties

The Parties represents and warrants to each other that on the date of this Agreement that:

1.  it has the right to enter into this Agreement and the ability to perform the same;

2. the execution and delivery of this Agreement by each party have been duly authorized by all necessary corporate action;

3. the execution of this Agreement by the officer or representative of each party has been duly authorized；

4. each party has no other reasons that will prevent this Agreement from becoming a binding and effective agreement between both parties after execution;

5. the execution and performance of the obligations under this Agreement will not:

(a) violate any provision of the business license, articles of association or other similar documents of its own;

(b) violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;

(c) violate or result in a breach of any contract or agreement to which the party is a party or by which it is bound.

Article 8 Liabilities for Breach of Contract

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 9  Force Majeure

The failure of either party to perform all or part of the obligations under this Agreement due to force majeure shall not be deemed as breach of contract.  The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 10 Governing Laws

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article 11 Settlement of Disputes

Any disputes under this Agreement shall be settled at first through friendly consultation between the Parties. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission. The place of arbitration shall be in Beijing. The arbitration award shall be final and binding on both parties.

Article 12 Confidentiality

1. The parties hereto agree to cause its employees or representatives who have access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the consent of the other party, otherwise such party or personnel shall assume corresponding legal liabilities.

2 The obligations of confidentiality under Section 1 of this Article shall survive after the termination of this Agreement.

Article 13  Prohibition on Assignment

Unless otherwise specified under this Agreement, no party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written from the other party.

Article 14  Miscellaneous

1 Any amendment entered into by the parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

2 This Agreement is executed in Chinese in 3 copies.  Each party shall hold one original, and the rest shall be used for completing relevant procedure.

3 In witness hereof, the Agreement is duly executed by the parties hereto on the date first written above.

(No Text Below)

Party A: Jianou Lujian Foodstuff Co., Ltd. (Seal).

Legal Representative (signature):

Party B: Fujian United Bamboo Technology Co., Ltd. (Seal).

Legal Representative (signature):

Annex 1 The list of Buildings and land

1. the list of the Company’s land usage right

Year	Location	Licence No.	Size	Land Status	Acquisition Method
2004	Shui Xi Bei Jin Keng, Jianou City	Ou Guo Yong (2004）089	13567㎡	industrial land	Granted
2004	Shui Xi Bei Jin Keng, Jianou City	Ou Guo Yong (2004）090	4954.4㎡	industrial land	Granted

2. the list of the Company’s ownership of buildings

Usage	Location	Structure	Floor	Size
Workshop	Shui Xi Bei Jin Keng	steel frame	2	6930.34㎡
Dormitory	Shui Xi Bei Jin Keng	concrete and brick	4	1124.53㎡

The above land usage right and ownership of buildings have been mortgaged to get loan from the China Construction Bank. Deheng has checked the location, size, land status and mortgage status in Real Estate Transaction Registered Center of Jianou City.

 Annex 2 The list of major equipments

Name	Specification	Acquisition Date	Original Value (RMB)
Shufflegrader		2005.04.27	22,400.00
Boiler	DZH2-1.25	2005.06.18	110,000.00
Stainless steel sheet and pipes		2004.12.05	250,000.00
Fixed boiler	DZG2-0.7-WII	2004.02.18	118,000.00
Japan EMURA fruits and vegetables dicer	DC-201Dicer [3MM/5MM]	2005.03.07	JPN Yen 1,592,575
Japan EMURA fruits and vegetables dicer	ECA-202 Multi-function Dicer	2005.03.07	JPN Yen 1,527,210
Metal detector	AMD-01-L	2007.02.01	27,500.00
Metal detector	MS-J002	2007.02.01	52,200.00
Water boiler 3 sets	1.06*1.5	2007.01.30	29,550.00
Closing machine	2950C	2007.01.30	5,160.00
Gas exhausting machine		2007.01.30	14,900.00
Filling and sealing machine 3 sets	4B2	2007.01.30	38,490.00
Closing machine	FR-900L	2007.01.30	4,200.00
Liquid filling machine	HH-2	2007.01.30	12,500.00
Continuous vacuum package machine	YB46-100	2007.04.01	238,000.00
Hair removing machine	3300*660mm	2008.01.27	70,000.00

Plastic bags drier	4500*1800mm	2008.01.27	73,000.00
Washing machine	5000*1200mm	2008.01.27	65,000.00
Stainless steel desks 54 sets	2.1*1.0*0.83	2007.02.01	59,400.00
Stainless steel tank BIG 27 sets	2.1*1.06*0.8	2007.02.01	129,600.00
Stainless steel tank SMALL 17sets	1.1*1.1	2007.02.01	34,000.00
Vertical cannery retort 6 sets		2007.02.01	96,000.00
Stainless steel cannery retort 8 sets		2007.02.01	24,000.00
Horizontal cannery retort 4 sets	4.2*1.7*1.55	2007.02.01	96,000.00
Pre-boiler 28 sets		2007.02.01	72,800.00
Stainless steel stand 6 sets		2007.02.01	13,200.00
Standing drier 22 sets	1.7*0.91*1.45	2007.02.01	13,200.00
Continuous vacuum package machine	FVB-2-1100	2006.10.09	92,000.00
Continuous vacuum package machine 2 sets	FVB-2-1100	2006.07.14	184,000.00